Exhibit 3.2.2

BY-LAWS

OF

TRAC Intermodal Corp.

(the “Corporation”)

As adopted on

July 12, 2012

_________________________________________________

ARTICLE I

OFFICES

Section 1.   Registered Office. The Corporation shall maintain a registered office in the State of Delaware at the place of business of the Corporation’s registered agent in Delaware-Corporation Service Company, 2711 Centerville Road, Wilmington, DE 19808.

Section 2.   Other Offices. The Corporation may also have an office or offices at such other place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

Section 1.   Place of Annual and Other Meetings. All meetings of shareholders shall be held at such place or places as shall be designated from time to time by the Board of Directors and as shall be stated in the notice of the meeting.

Section 2.   Time of Annual Meeting. The annual meeting of shareholders shall be held on such date as the Board of Directors shall determine from time to time.

At each annual meeting, the shareholders shall elect by plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.   Notice of Annual Meeting. Unless otherwise required by applicable law, notice of every annual meeting of shareholders, stating the date, time place and purpose thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given personally or sent to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholders for that purpose by mail, email, telefax, cablegram, telex or teleprinter, at least fifteen (15), but not more than sixty (60) days before the date of the meeting.

Section 4.   Shareholder List. The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5.   Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Secretary, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise required by applicable law, notice of every special meeting of shareholders, stating the date, time place and purpose thereof, and the name of the person or persons at whose direction the notice is being issued, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given personally or sent to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholders for that purpose by mail, email, telefax, cablegram, telex or teleprinter, at least fifteen (15), but not more than sixty (60) days before the date of the meeting.

Section 6.   Business Transacted. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 7.   Quorum and Adjournment of Meetings. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute the quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If such majority shall not be present or represented by proxy at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called had the same been then held. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholders for that purpose.

Section 8.   Vote Required. At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 9.   Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise be provided by the Articles of Incorporation, such shareholders shall have one vote for each share of stock registered in his name. Each proxy shall be in writing executed by the shareholder giving the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it except in those cases where an irrevocable proxy permitted by statute has been given.

Section 10. Action by Shareholders without a Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders.

ARTICLE III

DIRECTORS

Section 1.   Number and Election. The property and business of the Corporation shall be managed by a Board of Directors, which may exercise all such powers of the Corporation. The first Board of Directors shall consist of one (1) to three (3) members and thereafter the entire Board of Directors shall be that number which is fixed by the Board of Directors from time to time. Each director shall be elected by a plurality of the votes cast at the annual meeting of shareholders, and each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall be elected and shall qualify. Any vacancy resulting from an increase in the number of directors may be filled by the Board of Directors.

Section 2.   Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including removal from office for cause, may be filled by vote of a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office for a term expiring at the annual meeting of shareholders next succeeding his election and until his successor is elected and has qualified.

Section 3.   Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President or the

Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

Section 4.   Removal. Any director may be removed either for or without cause at any time by the affirmative vote of shareholders of record holding a majority of the outstanding shares of the stock of the Corporation entitled to vote, given at a meeting of the shareholders called for that purpose.

Section 5.   Committees of Directors. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate from among its members one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in these by-laws or said resolution or resolutions, subject to the limitations imposed by statute, shall have and may exercise all or, as may be specified, a part of the powers of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by these by-laws or resolution adopted by the Board of Directors.

Any committee shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 6.   First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of shareholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 7.   Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by Board resolution or by consent in writing of all the directors.

Section 8.   Special Meetings. Special meetings of the Board may be called by the President or the Secretary, except as otherwise provided by law, on two (2) days’ notice to each director by mail or by one (1) days’ notice personally or by telegraph, telephone, cablegram, telex or telecopy; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least one-half of the total number of directors. Special meetings of the Board shall be held at the time and place specified in the notices thereof.

Section 9.   Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Action by Directors without a Meeting. Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these by-laws, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 11. Directors’ Meeting by Conference Telephone. Any one or more members of the Board or of any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12. Chairman and Deputy Chairman of the Board. The Board of Directors, in its discretion, may also elect or appoint a Chairman of the Board and a Deputy Chairman of the Board from among the members of the Board.

ARTICLE IV

WAIVER OF NOTICES

Section 1.   Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.   Officers. The Board of Directors shall appoint a President, Secretary and Treasurer or such other officers with such duties as it may deem necessary. Officers may be of any nationality and may be, but are not required to be, Directors. Officers of the corporation shall be natural persons except the secretary may be a corporate entity. Any two or more offices may be held by the same natural person. The officers shall be appointed at the first meeting of the Board of Directors after each annual meeting of the shareholders.

Section 2.            Removal. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

Section 3.            Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President.

Section 4.            Vacancies. A vacancy in any office because of death, resignation, disqualification, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

Section 5.            President. The President shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors and shall have general and active management of the business, affairs and property of the Corporation, shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection therewith, shall be authorized to delegate to other officers of the Corporation such of his powers and duties as President at such times and in such manner as he may deem to be advisable. He shall preside at all meetings of the stockholders at which he shall be present. He shall vote, in the name of the Corporation, stock, securities or other ownership interests in other corporations, associations or entities held by the Corporation, unless another officer is designated by the Board of Directors for the purpose. He shall from time to time report to the Board of

Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, and shall also perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 6.            Vice President. Each Vice President shall have such powers, and shall perform such duties, as shall be assigned to him from time to time by the Board of Directors.

Section 7.            Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall be custodian of all records of the Corporation and the Board of Directors. He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it.

Section 8.            Treasurer. The Treasurer shall be the chief financial officer of the Corporation unless otherwise determined by the Board of Directors and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, keep correct books of account, and shall render to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these by-laws or by the President.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and also, among other things, for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.            Other Officers: Officers other than those addressed in this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OTHERS

Section 1.            Third Party Proceedings. The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.            Corporate Proceedings. The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.            Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these By-laws.

ARTICLE VII

STOCK

Section 1.            Uncertificated Shares. Unless otherwise provided by resolution of the Board of Directors, shares of capital stock of the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

Section 2.            Transfer of Stock. Unless otherwise provided by resolution of the Board of Directors, uncertificated shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 3.            Fixing Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) days nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Section 4.            Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.            Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2.            Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January, in each year, unless otherwise provided by the Board of Directors.

Section 3.            Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 1.            By the Shareholders. These by-laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

Section 2.            By the Directors. These by-laws may, subject to provisions of applicable law, also be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board at which a quorum is present.